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                                                                    EXHIBIT 23.9


                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of U.S. Office Products Company on Form S-3 of U.S. Office Products Company of our report dated July 3, 1996 relating to the financial statements of Pear Commercial Interiors, Inc. and Subsidiary which appear on Current Reports on Form 8-K of U.S. Office Products Company dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                          /s/ Ehrhardt Keefe Steiner & Hottman
                                              PC


September 30, 1996
Denver, Colorado